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                                                                    Exhibit 3.6


                                    BY-LAWS

                                      OF

                     HOLLYWOOD CASINO - LAKE CHARLES, INC.


                              ARTICLE I - OFFICES

     Section 1 - Registered Office.   The registered office of Hollywood Casino-
                 -----------------
Lake Charles, Inc. (the "Corporation") in the State Louisiana is CT Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809.

     Section 2 - Additional Offices.  The Corporation may also have offices at
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such other places, both within and without the State of Louisiana, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                           ARTICLE II - SHAREHOLDERS

     Section 1 - Place of Holding Meetings.  All meetings of the shareholders
                 -------------------------
shall be held at the principal business office of the Corporation located at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240 (the "Principal Business Office"), or at such other place as the Board of Directors may fix from time to time, and shall be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2 - Annual Meetings.  The annual meeting of shareholders for the
                 ---------------
election of directors, and the transaction of such other business as may properly be brought before the meeting, shall be held each year on April 20, if not a business or legal holiday, or, if a business or legal holiday, then on the next business day following, at 5:00 p.m., provided, however, that the Board of Directors by resolution may change the date or time for any such meeting.

     Section 3 - Notice of Annual Meetings.  Written or printed notice of the
                 -------------------------
annual meeting, stating the date, place and time thereof, shall be given to each shareholder entitled to vote at such meeting at his or her last known address not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the meeting. Any irregularity in the notice of an annual meeting held at the Corporation's Principal Business Office at the time prescribed in Section 2 of this Article II shall not affect the validity of the meeting or any action taken thereat.

     Section 4 - Special Meetings.  Special meetings of shareholders may be
                 ----------------
called for any purpose or purposes at any time by the President or a majority of the Board of Directors.
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     Section 5 - Notice of Special Meetings.  Written or printed notice of a
                 --------------------------
special meeting, stating the place, date and time thereof and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than five (5) (unless a longer period is required by law) nor more than sixty (60) days before the special meeting.

     Section 6 - Closing of Transfer Books or Fixing of Record Date.  For the
                 --------------------------------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least five (5) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be no more than sixty (60) days and, in case of a meeting of shareholders, not less than five (5) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the business day before the first notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such determination of shareholders. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a repurchase or reacquisition of shares) , or for any other purpose, the record date is the date the Board of Directors adopts the resolution relating thereto. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date. A new record date must be fixed if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     Section 7 - Voting Lists. The officer or agent having charge of the stock
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transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The voting list shall be kept on file at the Principal Business Office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, his agent or attorney, during the whole time of the meeting or any adjournment thereof.

     Section 8 - Quorum.  Except as provided in the next section hereof or as
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otherwise provided by statute, any number of shareholders, together holding at least a majority of the outstanding shares entitled to vote thereat, who are present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings despite the subsequent withdrawal or refusal to vote of any shareholder.

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     Section 9 - Adjournment of Meetings. If a quorum shall not be present or
                 -----------------------
represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than 30 days after the date of the original meeting. Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

     Section 10 - Voting.  At any meeting of the shareholders, every shareholder
                  ------
having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument, in writing, subscribed by such shareholder and filed with the Secretary at or before the meeting. Each shareholder shall have one (1) vote for each share of stock having voting power registered in his or her name on the books of the Corporation as of the date fixed as the date of record for the determination of shareholders entitled to vote. Except as otherwise provided by law, by the Articles of Incorporation or these By-Laws, all elections shall be had by plurality, and all questions decided by a vote of a majority of the shares present in person or represented by proxy.

                            ARTICLE III - DIRECTORS

     Section 1 - Number and Term of Directors.  All of the corporate powers of
                 ----------------------------
the Corporation shall be vested in, and the business and affairs of the Corporation shall be managed by, a Board of Directors of between one (1) and seven (7) persons. The exact number of directors may be determined by resolution of the Board of Directors adopted from time to time; provided, however, the initial number of directors shall be three (3). Each director shall serve a term of one year or until such time as he or she resigns or is removed from the Board of Directors; provided, however, that no director shall be elected for a single term longer than five (5) years.

     Section 2 - Place of Holding Meetings.  Regular or special meetings of the
                 -------------------------
directors may be held at any place, within or without the State of Louisiana, as a majority of the Board of Directors may determine. If the notice thereof does not designate a place for such meeting, such meeting shall be at the Corporation's Principal Business Office.

     Section 3 - Regular Directors' Meetings.  The regular meeting of each
                 ---------------------------
newly-elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly-elected directors in order to constitute the meeting

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legally, provided a quorum is present. Directors may also meet at such time and place as is fixed by a consent in writing of all of the directors, or by notice given by vote of a majority of the directors to the remaining directors. At the first regular meeting, or at any subsequent meeting called for the purpose, the directors shall elect the officers of the Corporation.

     Section 4 - Special Directors' Meetings.  Special meetings of the Board of
                 ---------------------------
Directors may be called by the President, by the Chairman of the Board of Directors or by two or more directors on at least 2 days' notice to each director, if such notice is delivered personally or sent by telegram, or on at least 5 days' notice if sent by registered mail, return receipt requested. Notice shall be deemed to be received on the date of personal delivery, the sending of a telegram or the deposit of the letter in the regular mails, as the case may be. Any such notice need not state the purpose or purposes of such meeting except as required by Article IX hereof.

     Section 5 - Quorum and Adjournments.  At all meetings of the Board of
                 -----------------------
Directors, a majority of the directors then in office and qualified to act shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. If a quorum be present, the directors present may continue to vote on any action being considered, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

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     Section 6 - Voting.  The action of a majority of the directors present at
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any meeting at which a quorum is present shall be the action of the Board of
Directors, unless the concurrence of a greater proportion is required for such action by law, the Articles of Incorporation or these By-Laws.

     Section 7 - Presumption of Assent.  A director of the Corporation who is
                 ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless
(1) he objects at the beginning of the meeting or promptly upon his arrival; (2) his dissent or abstention from action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 8 - Remuneration to Directors.  Directors, as such, shall not
                 -------------------------
receive any stated salary for their services unless such payments are approved by resolution of the Board of Directors. Directors shall be entitled to receive reimbursement of expenses of attendance at any regular or special meeting of the Board of Directors or any committee thereof, if any, and, if approved by the Board of Directors, any or all of the directors may be paid a fee for attendance at each regular or special meeting of the Board of Directors or of any committee thereof. Nothing contained herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in addition to amounts received hereunder.

     Section 9 - Powers of Directors.  The Board of Directors is empowered with
                 -------------------
the management of the business of the Corporation, and subject to any restrictions imposed by law, the Articles of Incorporation or these By-Laws, may exercise all the powers of the Corporation.

     Section 10 - Removal or Resignations.
                  -----------------------

     (a) Except as otherwise provided by law or the Articles of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless an effective date is specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     Section 11 - Vacancies.  If any vacancies occur in the Board of Directors,
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or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified.
If there are no directors in office, any officer or shareholder may call a special meeting of shareholders in accordance

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with the provisions of the Articles of Incorporation or these By-Laws, at which meeting such vacancies shall be filled.

     Section 12 - Consent of the Board of Directors.  Any action required or
                  ---------------------------------
permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in one or more writings or counterparts, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the Board of Directors or Committee thereof. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date.

     Section 13 - Meetings by Telephone Conference Calls. The members of the
                  --------------------------------------
Board of Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other, and participation in such a meeting shall constitute presence in such meeting by any such director except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE IV - OFFICERS

     Section 1 - Titles.  The officers of the Corporation shall serve at the
                 ------
will and direction of the Board of Directors and shall be a President, a Treasurer, a Secretary, and, if appointed by the Board of Directors, one or more Vice-Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may, from time to time, be elected or appointed by the Board of Directors. Any two offices may be held by the same person, and none need be a director.

     Section 2 - President.  The President shall, when present, preside at all
                 ---------
meetings of the Board of Directors and shareholders. The President shall be the chief executive officer and, subject to the direction of the Board of Directors, shall have general charge of the Corporation's business and power to make contracts in the ordinary course of business; shall see that all orders and resolutions of the Board of Directors are carried into effect and direct the other officers in the performance of their duties; has power to execute all authorized instruments except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and shall generally perform all acts incident to the office of President, or which are authorized or required by law, or which are incumbent upon him under the provisions of the Articles of Incorporation or these By-Laws. Unless otherwise directed by the Board of Directors, the President shall also have the power to vote or otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

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     Section 3 - Vice-Presidents.  The Corporation may have one or more Vice-
                 ---------------
Presidents. A Vice-President shall have such powers, and shall perform such duties, as shall be assigned to him or her by the Board of Directors or by the President, from time to time, and, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform his or her duties and exercise his or her powers. Additionally, a Vice-President may, at the request of the President or Board of Directors, serve as an assistant Treasurer or Secretary of the Corporation.

     Section 4 - Treasurer.  The Treasurer shall have custody of all funds,
                 ---------
securities, evidences of indebtedness and other valuable documents of the Corporation. He or she shall receive and give, or cause to be given, receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all just debts of the Corporation of whatever nature. He or she shall enter, or cause to be entered, in the books of the Corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out on account of the Corporation, and, whenever required by the President or the Board of Directors, he or she shall render a statement of his or her accounts. The Treasurer shall keep, or cause to be kept, such books as will show a true record of the expenses, gains, losses, assets and liabilities of the Corporation, and shall perform all of the other duties incident to the office of Treasurer as may be directed by the Board of Directors from time to time. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties and for restoration to the Corporation, upon termination of his or her tenure, of all property of the Corporation under his or her control.

     Section 5 - Secretary.  The Secretary shall attend all meetings of the
                 ---------
Board of Directors and the shareholders and record all votes and the proceedings of the meetings in a book or books to be kept at the Principal Business Office of the Corporation for that purpose. He or she shall perform like duties for any committees of the Board of Directors, if so requested. The Secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees, and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by the shareholder, officer or director upon whose request the meeting is called as provided in these By-Laws. Except as otherwise determined by the directors, the Secretary shall have charge of the original stock books, transfer books and stock ledgers of the Corporation, and shall act as transfer agent in respect of the stock and other securities issued by the Corporation. The Secretary shall also perform such other duties as may be assigned to him or her by the Board of Directors or the President of the Corporation.

     Section 6 - Assistants.  Assistant Secretaries or Treasurers shall have
                 ----------
such duties as may be delegated to them by the Board of Directors, the President or the Secretary or Treasurer, respectively.

     Section 7 - Compensation.  The compensation of all officers shall be fixed
                 ------------
by the Board of Directors, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

     Section 8 - Term of Office.  Each officer of the Corporation, unless he or
                 --------------
she resigns, shall hold office until his or her successor is chosen and qualified in his or her stead. Any officer elected

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or appointed by the Board of Directors may be removed, with or without cause, at any time by a majority vote of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be promptly filled for the unexpired portion of the term by the affirmative vote of a majority of the Board of Directors.

     Section 9 - Absence.  In the case of the absence of any officer of the
                 -------
Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, all or a part of the powers or duties of such officer to any other officer or to any director.

         ARTICLE V - AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

     Section 1 - Affiliated Transactions.  No contract or transaction between
                 -----------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

     (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

     Section 2 - Determining Quorum.  Common or interested directors may be
                 ------------------
counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction.

                          ARTICLE VI - CAPITAL STOCK

     Section 1 - Certificates of Stock.  Certificates of stock, numbered and
                 ---------------------
signed by the Chairman or Vice-Chairman of the Board of Directors or the President or a Vice-President, and by the Treasurer or Secretary or an Assistant Treasurer or Secretary, shall be issued to each shareholder legally entitled thereto, certifying the number of shares owned by the shareholder in the Corporation. If the stock

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certificates are countersigned by a transfer agent or a registrar, the signatures of the corporate officers may be facsimile.

     Section 2 - Lost Certificates.  A new certificate of stock may be issued in
                 -----------------
place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen, mutilated or destroyed, or mailed and not received, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, destroyed, or not received. The Board of Directors may, in its discretion, require the owner of the replaced certificate to give the Corporation a bond, in an amount determined by the Board of Directors, to indemnify the Corporation against any claim which may be made against the Corporation on account of the replacement of the certificate or any payment or other action taken in respect thereof.

     Section 3 - Transfer of Shares.  Shares of stock of the Corporation are
                 ------------------
transferable only on its books, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the certificate or certificates representing the transferred shares shall be surrendered to the person in charge of the stock-transfer records, by whom they shall be cancelled, and a new certificate or certificates shall thereupon be issued. The Board of Directors may make regulations concerning the transfer of shares as it deems necessary or appropriate.

                         ARTICLE VII - INDEMNIFICATION

     Section 1 - Right to Indemnification.  Each person who was or is a party or
                 ------------------------
is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), including any action by or in the right of the Corporation, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another business, nonprofit or foreign corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Louisiana Business Corporation Law ("LBCL"), as the same exists or may hereafter be amended (but, in the case of any amendment to the LBCL, such amendment shall be enforced hereunder only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the LBCL permitted the Corporation to provide prior to such amendment), against any and all expenses, including attorneys' fees, liabilities, losses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or

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part thereof) initiated by such person was authorized by the Board of Directors of the Corporation.

     In case of actions by or in the right of the Corporation, the indemnity shall be limited to expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his or her duty to the Corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     To the extent that a director or officer has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Any indemnification under this Section, unless ordered by the court, shall be made by the Corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made:

     (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

     (2) If such a quorum is not obtainable and the Board of Directors so directs, by independent legal counsel, or

     (3) By the shareholders.

     Such right to indemnification shall include the right to be paid by the Corporation expenses, including attorney's fees incurred in defending any such proceeding, in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it ultimately should be determined that such person is not entitled to be indemnified under this Section or otherwise. Such right to indemnification shall also continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs or legal representatives.

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     Section 2. Right of Claimant to Bring Suit.  (i) If a claim under Section 1
                -------------------------------
is not paid in full by the Corporation within ninety days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the LBCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

     (ii) Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Contractual Rights; Applicability.  The rights and obligations
                ---------------------------------
of the Corporation and the person entitled to relief from liability or indemnification under this Article VII (i) shall be deemed to be a contract between the Corporation and such person based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) shall be retroactive and shall be available with respect to events occurring prior to the adoption hereof,
(iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto, and (iv) any repeal, amendment or modification of Article VII shall not adversely affect any right or protection of a director or officer existing at the time of such repeal, amendment or modification.

     Section 4. Requested Service.  Any director or officer of the Corporation
                -----------------
serving, in any capacity, (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation.

     Section 5. Non-Exclusivity of Rights. The rights conferred on any person by
                -------------------------
Sections 1 and 2 of this Article VII shall not be deemed exclusive of and shall be in addition to any other rights which such person may have or may hereafter acquire under any statute, rule, provision of the Corporation's Articles of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise; provided, however, that no such other right shall permit indemnification of any officer or director for the results of such person's willful or intentional misconduct.

     Section 6. Insurance.  The Corporation may purchase and maintain insurance,
                ---------
obtain letters

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

of credit, act as a self-insurer, create a reserve, trust, escrow or other fund or account or enter into indemnification agreements either within or beyond the scope of the LBCL, with or on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against him or her or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article VII.

                    ARTICLE VIII - MISCELLANEOUS PROVISIONS

     Section 1 - Fiscal Year. The fiscal year of the Corporation shall be the
                 -----------
calendar year, except that the first fiscal year shall begin on the date of incorporation of the Corporation and end on December 31 of such year.

     Section 2 - Checks, Drafts, Notes.  All checks, drafts, other orders for
                 ---------------------
the payment of money, and notes, or other evidence of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers, or agent or agents of the Corporation, and in such manner as shall, from time to time, be determined by the Board of Directors.

     Section 3 - Loans.  No loans shall be contracted on behalf of the
                 -----
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 4 - Deposits.  All funds of the Corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the Corporation in such banks, companies or other depositories as the Board of Directors may select.

     Section 5 - Notice.  Whenever any notice is required by these By-Laws to be
                 ------
given, personal notice is not required unless expressly so stated as the sole method of notice. Any notice by mail is sufficient if given by depositing the same in a mail receptacle in a sealed postage paid envelope (return receipt requested, if the applicable notice provision requires return receipt) addressed to the person entitled thereto at his, her or its last known address as it appears on the records of the Corporation; and such notice shall be deemed to have been given on the day of such mailing. Any notice period expressed in days shall mean business days, or all days not a Saturday or Sunday or not a Federal holiday.

     Section 6 - Waiver of Notice.  Whenever any notice of the time, place or
                 ----------------
purpose of any meeting of shareholders, the Board of Directors or a committee thereof is required by law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of the Board of Directors or a committee thereof in person, is equivalent to the giving of such notice, except as

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

otherwise provided by law.

                            ARTICLE IX - AMENDMENTS

     Unless specifically stated otherwise, the shareholders or the Board of Directors, by the affirmative vote of a majority of those present or represented, may, at any meeting, amend, alter, or repeal any of these By-Laws, provided that notice of the proposal to alter or repeal these By-Laws or to adopt new By-Laws must be included in the notice of the meeting of the shareholders or Board of Directors at which such action takes place; subject, however, to the right of the shareholders to change or repeal any By-Laws so made or amended by the Board of Directors.

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

                                  CERTIFICATE

     I, William D. Pratt, Secretary of Hollywood Casino-Lake Charles, Inc. (the "Corporation"), a Louisiana corporation, do hereby certify that the foregoing document consisting of fourteen (14) pages is a true and correct copy of the Corporation's By-Laws as adopted by the Board of Directors of the Corporation on April 23, 1993, and that such By-Laws have not been altered or repealed and are in full force and effect on the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of April, 1993.

                             /s/ William D. Pratt
                         _____________________________________
                         William D. Pratt, Secretary

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